Exhibit 99.1

Jack in the Box Inc. to Present at Investment Conferences in March

SAN DIEGO--(BUSINESS WIRE)--March 6, 2013--Jack in the Box Inc. (NASDAQ: JACK) will participate in two upcoming investment conferences. The dates of the presentations are as follows:

  March 13, 2013, 8:50 a.m. ET – Bank of America Merrill Lynch Consumer & Retail Conference in New York, NY.
  March 14, 2013, 8:50 a.m. ET – UBS Global Consumer Conference in Boston, MA.

Live webcasts of the presentations can be accessed via the Jack in the Box Inc. corporate website. To access the live webcast through the internet, log onto the Jack in the Box Inc. investors page at http://investors.jackinthebox.com at least 15 minutes prior to the presentation to download and install any necessary software. An online replay will be available at the company’s corporate website for 30 days following the presentation.

About Jack in the Box Inc.

Jack in the Box Inc. (NASDAQ: JACK), based in San Diego, is a restaurant company that operates and franchises Jack in the Box® restaurants, one of the nation’s largest hamburger chains, with more than 2,200 restaurants in 21 states. Additionally, through a wholly owned subsidiary, the company operates and franchises Qdoba Mexican Grill®, a leader in fast-casual dining, with more than 600 restaurants in 44 states, the District of Columbia and Canada. For more information on Jack in the Box and Qdoba, including franchising opportunities, visit www.jackinthebox.com or www.qdoba.com.

CONTACT:
Jack in the Box Inc.
Investor Contact:
Carol DiRaimo, (858) 571-2407
or
Media Contact:
Brian Luscomb, (858) 571-2291